Exhibit 99.1

PRESS RELEASE	For more information contact:

Prosperity Bancshares, Inc.®	Cullen Zalman
Prosperity Bank Plaza	Executive Vice President – Banking and Corporate Activities
4295 San Felipe	281.269.7199
Houston, Texas 77027	cullen.zalman@prosperitybankusa.com

FOR IMMEDIATE RELEASE

PROSPERITY BANCSHARES, INC.®

REPORTS FIRST QUARTER

2025 EARNINGS

•
First quarter earnings per share (diluted) of $1.37, an increase of 16.1% compared to first quarter 2024
•
First quarter net income increased 17.9% to $130.2 million compared to first quarter 2024
•
First quarter net interest margin increased 35 basis points to 3.14% compared to first quarter 2024
•
Noninterest-bearing deposits of $9.7 billion, representing 34.5% of total deposits
•
Borrowings decreased $500.0 million during first quarter 2025
•
Allowance for credit losses on loans and on off-balance sheet credit exposure of $386.7 million and allowance for credit losses on loans to total loans, excluding Warehouse Purchase Program, of 1.67%(1)
•
Nonperforming assets remain low at 0.24% of first quarter average interest-earning assets
•
Return (annualized) on first quarter average assets of 1.34% and average tangible common equity of 13.23%(1)
•
Named in Forbes’ 2025 America’s Best Banks
•
Ranked among “America’s Best Regional Banks” by Newsweek in 2025
•
Named Best Overall Bank in Texas by Money for 2025

HOUSTON, April 23, 2025. Prosperity Bancshares, Inc.® (NYSE: PB), the parent company of Prosperity Bank® (collectively, “Prosperity”), reported net income of $130.2 million for the quarter ended March 31, 2025 compared with $110.4 million for the same period in 2024. Net income per diluted common share was $1.37 for the quarter ended March 31, 2025 compared with $1.18 for the same period in 2024. The annualized return on first quarter average assets was 1.34%. Additionally, borrowings decreased $500.0 million during the first quarter of 2025. Nonperforming assets remain low at 0.24% of first quarter average interest-earning assets.

“I am pleased to announce a 17.9% increase in net income and a 16.1% increase in earnings per share, each compared with the first quarter of 2024. As we predicted, our net interest margin continues to increase as our assets reprice higher. We expect this trend to continue over the next several years,” said David Zalman, Prosperity’s Senior Chairman and Chief Executive Officer.

“We and others believe that Prosperity is doing the right thing. Prosperity has been ranked as one of Forbes Best Banks since the list’s inception in 2010 and was ranked in the top 10 for 14 consecutive years. Additionally, Prosperity was named the “Best Overall Bank in Texas” by Money for 2024-2025 and was ranked among “America’s Best Regional Banks” by Newsweek in 2025,” added Zalman.

______________

(1)
Refer to the “Notes to Selected Financial Data” at the end of this Earnings Release for a reconciliation of this non-GAAP financial measure to the nearest GAAP financial measure.

“Prosperity continues to focus on long term relationships and our customers’ success while maintaining strong asset quality, solid earnings and a fair return to shareholders. Prosperity maintained a high tangible equity to tangible assets ratio of 11.2%, with tangible equity of $3.952 billion,” continued Zalman.

“The Texas economy continues to expand. Employment growth was solid, and sales tax revenue increased broadly according to the Federal Reserve Bank of Dallas Texas Economic Indicators dated April 3, 2025. The March 2025 Texas Business Outlook Surveys showed continued expansion in wages and benefits across all sectors,” stated Zalman.

“Despite the uncertainty with tariffs, our teams in Texas and Oklahoma are optimistic based on conversations with our customers about their outlook and plans. We will continue to be opportunistic, work hard, stay close to our customers and their needs and maintain a quality loan portfolio,” continued Zalman.

“I would like to thank our customers for their business and continued trust and our associates, directors and officers for their hard work and dedication,” concluded Zalman.

Results of Operations for the Three Months Ended March 31, 2025

Net income was $130.2 million(2) for the three months ended March 31, 2025 compared with $110.4 million(3) for the same period in 2024, an increase of $19.8 million or 17.9%. Net income per diluted common share was $1.37 for the three months ended March 31, 2025 compared with $1.18 for the same period in 2024, an increase of 16.1%. The changes were primarily due to an increase in net interest income, partially offset by an increase in salaries and benefits and provision for income taxes. On a linked quarter basis, net income was $130.2 million(2) for the three months ended March 31, 2025 compared with $130.1 million(4) for the three months ended December 31, 2024. Net income per diluted common share was $1.37 for the three months ended March 31, 2025 and December 31, 2024. Annualized returns on average assets, average common equity and average tangible common equity for the three months ended March 31, 2025 were 1.34%, 6.94% and 13.23%(1), respectively. Prosperity’s efficiency ratio (excluding net gains and losses on the sale, write-down or write-up of assets and securities) was 45.71%(1) for the three months ended March 31, 2025.

Net interest income before provision for credit losses was $265.4 million for the three months ended March 31, 2025 compared with $238.2 million for the same period in 2024, an increase of $27.1 million or 11.4%. The change was primarily due to an increase in the average balances and average rates on loans, an increase in the average balances on federal funds sold and other earning assets and a decrease in the average balances and rates on other borrowings, partially offset by a decrease in the average balances on investment securities and an increase in the average balances on interest-bearing deposits. Net interest income before provision for credit losses decreased $2.4 million or 0.9% to $265.4 million for the three months ended March 31, 2025 compared with $267.8 million for the three months ended December 31, 2024.

The net interest margin on a tax equivalent basis was 3.14% for the three months ended March 31, 2025 compared with 2.79% for the same period in 2024. The change was primarily due to an increase in the average balances and average rates on loans, an increase in the average balances on federal funds sold and other earning assets and a decrease in the average balances and average rates on other borrowings, partially offset by a decrease in the average balances on investment securities and an increase in the average balances on interest-bearing deposits. The net interest margin on a tax equivalent basis was 3.14% for the three months ended March 31, 2025 compared with 3.05% for the three months ended December 31, 2024. The change was primarily due to a decrease in the average balances and average rates on other borrowings and a decrease in the average rates on interest-bearing deposits, partially offset by a decrease in the average balances and average rates on loans and a decrease in the average balances and average rates on federal funds sold and other earning assets.

Noninterest income was $41.3 million for the three months ended March 31, 2025 compared with $38.9 million for the same period in 2024, an increase of $2.4 million or 6.3%. The change was primarily due to increases in service charges on deposit accounts, nonsufficient funds fees and other noninterest income, partially offset by a decrease in trust income. Noninterest income was $41.3 million for the three months ended March 31, 2025 compared with $39.8 million for the three months ended December 31, 2024, an increase of $1.5 million or 3.7%.

Noninterest expense was $140.3 million for the three months ended March 31, 2025 compared with $135.8 million for the same period in 2024, an increase of $4.5 million or 3.3%, primarily due to an increase in salaries and benefits related to the merger of Lone Star State Bancshares, Inc. (“Lone Star”) with Prosperity Bancshares and the merger of Lone Star State Bank of West Texas (“Lone

______________

(2)
Includes purchase accounting adjustments of $3.2 million, net of tax, primarily comprised of loan discount accretion of $3.3 million for the three months ended March 31, 2025.
(3)
Includes purchase accounting adjustments of $2.0 million, net of tax, primarily comprised of loan discount accretion of $1.9 million for the three months ended March 31, 2024.
(4)
Includes purchase accounting adjustments of $3.3 million, net of tax, primarily comprised of loan discount accretion of $3.6 million for the three months ended December 31, 2024.

Star Bank”) with Prosperity Bank, both effective on April 1, 2024 (collectively, the “Merger”). Noninterest expense was $140.3 million for the three months ended March 31, 2025 compared with $141.5 million for the three months ended December 31, 2024, a decrease of $1.2 million or 0.9%.

Balance Sheet Information

At March 31, 2025, Prosperity had $38.765 billion in total assets, an increase of $8.2 million, compared with $38.757 billion at March 31, 2024. Linked quarter total assets decreased $802.1 million compared with $39.567 billion at December 31, 2024.

Loans were $21.978 billion at March 31, 2025, an increase of $712.3 million or 3.3%, compared with $21.265 billion at March 31, 2024, primarily due to the Merger. Linked quarter loans decreased $171.6 million from $22.149 billion at December 31, 2024.

Loans, excluding Warehouse Purchase Program loans, were $20.920 billion at March 31, 2025 compared with $20.400 billion at March 31, 2024, an increase of $519.4 million or 2.5%, and compared with $21.068 billion at December 31, 2024, a decrease of $148.6 million.

Deposits were $28.027 billion at March 31, 2025, an increase of $851.3 million or 3.1%, compared with $27.176 billion at March 31, 2024, primarily due to the Merger. Linked quarter deposits decreased $354.5 million from $28.381 billion at December 31, 2024.

The table below provides detail on the impact of loans acquired and deposits assumed in the Merger:

Balance Sheet Data (at period end)
(In thousands)
	Mar 31, 2025	Dec 31, 2024	Sep 30, 2024	Jun 30, 2024	Mar 31, 2024
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Loans acquired (including new production since acquisition date):
Lone Star Bank	$976,624	$1,057,618	$1,109,783	$1,084,559	$—
Prosperity Bank
Warehouse Purchase Program loans	1,057,893	1,080,903	1,228,706	1,081,403	864,924
All other loans	19,943,053	20,010,688	20,042,363	20,154,853	20,400,323
Total loans	$21,977,570	$22,149,209	$22,380,852	$22,320,815	$21,265,247

Deposits assumed (including new deposits since acquisition date):
Lone Star Bank	$983,280	$1,093,536	$1,136,216	$1,187,821	$—
All other deposits	27,043,519	27,287,802	26,951,395	26,745,265	27,175,518
Total deposits	$28,026,799	$28,381,338	$28,087,611	$27,933,086	$27,175,518

Excluding loans acquired in the Merger and new production at the acquired banking centers since April 1, 2024, loans at March 31, 2025 decreased $264.3 million compared with March 31, 2024 and decreased $90.6 million compared with December 31, 2024.

Excluding deposits assumed in the Merger and new deposits generated at the acquired banking centers since April 1, 2024, deposits at March 31, 2025 decreased $132.0 million compared with March 31, 2024 and decreased $244.3 million compared with December 31, 2024.

Asset Quality

Nonperforming assets totaled $81.4 million or 0.24% of quarterly average interest-earning assets at March 31, 2025 compared with $83.8 million or 0.24% of quarterly average interest-earning assets at March 31, 2024 and $81.5 million or 0.23% of quarterly average interest-earning assets at December 31, 2024.

The allowance for credit losses on loans and on off-balance sheet credit exposures was $386.7 million at March 31, 2025 compared with $366.7 million at March 31, 2024 and $389.5 million at December 31, 2024. There was no provision for credit losses for the three months ended March 31, 2025, March 31, 2024 and December 31, 2024.

The allowance for credit losses on loans was $349.1 million or 1.59% of total loans at March 31, 2025 compared with $330.2 million or 1.55% of total loans at March 31, 2024 and $351.8 million or 1.59% of total loans at December 31, 2024. Excluding Warehouse Purchase Program loans, the allowance for credit losses on loans to total loans was 1.67%(1) at March 31, 2025 compared with 1.62%(1) at March 31, 2024 and 1.67%(1) at December 31, 2024.

Net charge-offs were $2.7 million for the three months ended March 31, 2025 compared with net charge-offs of $2.1 million for the three months ended March 31, 2024 and net charge-offs of $2.6 million for the three months ended December 31, 2024. For the first quarter of 2025, $8.3 million of reserves on resolved purchased credit deteriorated (“PCD”) loans without any related charge-offs were released to the general reserve.

Dividend

Prosperity Bancshares declared a second quarter 2025 cash dividend of $0.58 per share to be paid on July 1, 2025, to all shareholders of record as of June 13, 2025.

Merger of Lone Star State Bancshares, Inc.

On April 1, 2024, Prosperity completed the merger of Lone Star and its wholly owned subsidiary Lone Star Bank, headquartered in Lubbock, Texas. Lone Star Bank operated 5 full-service banking offices in the West Texas area, including its main office in Lubbock, and 1 banking center in each of Brownfield, Midland, Odessa and Big Spring, Texas.

Pursuant to the terms of the definitive agreement, Prosperity issued 2,376,182 shares of Prosperity common stock plus approximately $64.1 million in cash for all outstanding shares of Lone Star in the second quarter of 2024. This resulted in goodwill of $106.7 million as of March 31, 2025.

Conference Call

Prosperity’s management team will host a conference call on Wednesday, April 23, 2025, at 11:30 a.m. Eastern Time (10:30 a.m. Central Time) to discuss Prosperity’s first quarter 2025 earnings. Individuals and investment professionals may participate in the call by dialing 877-883-0383 for domestic participants, or 412-902-6506 for international participants. The participant elite entry number is 7564851.

Alternatively, individuals may listen to the live webcast of the presentation by visiting Prosperity’s website at www.prosperitybankusa.com. The webcast may be accessed from Prosperity’s Investor Relations page by selecting “Presentations, Webcasts & Calls” from the menu and following the instructions.

Non-GAAP Financial Measures

Prosperity’s management uses certain non-GAAP financial measures to evaluate its performance. Specifically, for internal planning and forecasting purposes, Prosperity reviews each of diluted earnings per share, return on average assets, return on average common equity, and return on average tangible common equity, in each case excluding merger related provision for credit losses, net of tax, merger related expenses, net of tax, Federal Deposit Insurance Corporation (“FDIC”) special assessment, net of tax, and net gain on the sale or write-up of securities, net of tax; return on average tangible common equity; tangible book value per share; the tangible equity to tangible assets ratio; allowance for credit losses to total loans excluding Warehouse Purchase Program loans; the efficiency ratio, excluding net gains and losses on the sale, write-down or write-up of assets and securities; and the efficiency ratio, excluding net gains and losses on the sale, write-down or write-up of assets and securities, merger related expenses, and FDIC special assessment. Prosperity believes these non-GAAP financial measures provide information useful to investors in understanding Prosperity’s financial results and their presentation, together with the accompanying reconciliations, provides a more complete understanding of factors and trends affecting Prosperity’s business and allows investors to view performance in a manner similar to management, the entire financial services sector, bank stock analysts and bank regulators. Further, Prosperity believes that these non-GAAP financial measures provide useful information by excluding certain items that may not be indicative of its core operating earnings and business outlook. These non-GAAP financial measures should not be considered a substitute for, nor of greater importance than, GAAP basis financial measures and results; Prosperity strongly encourages investors to review its consolidated financial statements in their entirety and not to rely on any single financial measure. Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures with other companies’ non-GAAP financial measures having the same or similar names. Please refer to the “Notes to Selected Financial Data” at the end of this Earnings Release for a reconciliation of these non-GAAP financial measures to the nearest respective GAAP financial measures.

Prosperity Bancshares, Inc. ®

As of March 31, 2025, Prosperity Bancshares, Inc.® is a $38.765 billion Houston, Texas based regional financial holding company providing personal banking services and investments to consumers and businesses throughout Texas and Oklahoma. Founded in 1983, Prosperity believes in a community banking philosophy, taking care of customers, businesses and communities in the areas it serves by providing financial solutions to simplify everyday financial needs. In addition to offering traditional deposit and loan products, Prosperity offers digital banking solutions, credit and debit cards, mortgage services, retail brokerage services, trust and wealth management, and treasury management.

Prosperity currently operates 284 full-service banking locations: 65 in the Houston area, including The Woodlands; 30 in the South Texas area including Corpus Christi and Victoria; 62 in the Dallas/Fort Worth area; 22 in the East Texas area; 31 in the Central Texas area including Austin and San Antonio; 45 in the West Texas area including Lubbock, Midland-Odessa, Abilene, Amarillo and Wichita Falls; 15 in the Bryan/College Station area; 6 in the Central Oklahoma area; and 8 in the Tulsa, Oklahoma area.

Cautionary Notes on Forward-Looking Statements

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: This release contains, and the remarks by Prosperity’s management on the conference call may contain, forward-looking statements within the meaning of the federal securities laws, including Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. From time to time, oral or written forward-looking statements may also be included in other information released to the public. Such forward-looking statements are typically, but not exclusively, identified by the use in the statements of words or phrases such as “aim,” “anticipate,” “believe,” “estimate,” “expect,” “goal,” “guidance,” “intend,” “is anticipated,” “is expected,” “is intended,” “objective,” “plan,” “projected,” “projection,” “will affect,” “will be,” “will continue,” “will decrease,” “will grow,” “will impact,” “will increase,” “will incur,” “will reduce,” “will remain,” “will result,” “would be,” variations of such words or phrases (including where the word “could,” “may,” or “would” is used rather than the word “will” in a phrase) and similar words and phrases indicating that the statement addresses some future result, occurrence, plan or objective. Forward-looking statements include all statements other than statements of historical fact, including forecasts or trends, and are based on current expectations, assumptions, estimates and projections about Prosperity Bancshares and its subsidiaries. These forward-looking statements may include information about Prosperity’s possible or assumed future economic performance or future results of operations, including future revenues, income, expenses, provision for credit losses, provision for taxes, effective tax rate, earnings per share and cash flows and Prosperity’s future capital expenditures and dividends, future financial condition and changes therein, including changes in Prosperity’s loan portfolio and allowance for credit losses, changes in deposits, borrowings and the investment securities portfolio, future capital structure or changes therein, as well as the plans and objectives of management for Prosperity’s future operations, future or proposed acquisitions, the future or expected effect of acquisitions on Prosperity’s operations, results of operations, financial condition, and future economic performance, statements about the anticipated benefits of any proposed transactions, and statements about the assumptions underlying any such statement. These forward‑looking statements are not guarantees of future performance and are based on expectations and assumptions Prosperity currently believes to be valid. Because forward-looking statements relate to future results and occurrences, many of which are outside of Prosperity’s control, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. These risks and uncertainties include, but are not limited to, whether Prosperity can: successfully identify acquisition targets and integrate the businesses of acquired companies and banks; continue to sustain its current internal growth rate or total growth rate; provide products and services that appeal to its customers; continue to have access to debt and equity capital markets; and achieve its sales objectives. Other risks include, but are not limited to: the possibility that credit quality could deteriorate; actions of competitors; changes in laws and regulations (including changes in governmental interpretations of regulations and changes in accounting standards); the possibility that the anticipated benefits of an acquisition transaction are not realized when expected or at all, including as a result of the impact of, or problems arising from, the integration of two companies or as a result of the strength of the economy and competitive factors generally; a deterioration or downgrade in the credit quality and credit agency ratings of the securities in Prosperity’s securities portfolio; customer and consumer demand, including customer and consumer response to marketing; effectiveness of spending, investments or programs; fluctuations in the cost and availability of supply chain resources; economic conditions, including currency rate, interest rate and commodity price fluctuations; changes in trade policies by the United States or other countries, such as tariffs or retaliatory tariffs; and the effect, impact, potential duration or other implications of weather and climate-related events. Prosperity disclaims any obligation to update such factors or to publicly announce the results of any revisions to any of the forward-looking statements included herein to reflect future events or developments. These and various other factors are discussed in Prosperity’s Annual Report on Form 10-K for the year ended December 31, 2024, and other reports and statements Prosperity has filed with the Securities and Exchange Commission (“SEC”). Copies of the SEC filings for Prosperity may be downloaded from the Internet at no charge from http://www.prosperitybankusa.com.

Bryan/College Station Area	Garland	Rusk	Mont Belvieu	Milwaukee
Bryan	Grapevine	Seven Points	Nederland	North University
Bryan-29th Street	Grapevine Main	Teague	Needville	Texas Tech Student Union
Bryan-East	Kiest	Tyler-Beckham	Rosenberg
Bryan-North	Lake Highlands	Tyler-South Broadway	Shadow Creek	Midland
Caldwell	McKinney	Tyler-University	Spring	North
College Station	McKinney Eldorado	Winnsboro	Tomball	Wadley
Hearne	McKinney Redbud		Waller	Wall Street
Huntsville	North Carrolton	Houston Area	West Columbia	West
Madisonville	Park Cities	Houston	Wharton
Navasota	Plano	Aldine	Winnie	Odessa
New Waverly	Plano-West	Alief	Wirt	Grant
Rock Prairie	Preston Forest	Bellaire		Kermit Highway
Southwest Parkway	Preston Parker	Beltway	South Texas Area -	Parkway
Tower Point	Preston Royal	Clear Lake	Corpus Christi
Wellborn Road	Red Oak	Copperfield	Calallen	San Angelo
	Richardson	Cypress	Carmel	College Hills
Central Texas Area	Richardson-West	Downtown	Northwest	Sherwood Way
Austin	Rosewood Court	Eastex	Saratoga
Cedar Park	The Colony	Fairfield	Timbergate	Wichita Falls
Congress	Tollroad	First Colony	Water Street	Cattlemans
Lakeway	Trinity Mills	Fry Road		Kell
Liberty Hill	Turtle Creek	Gessner	Victoria
Northland	West 15th Plano	Gladebrook	Victoria Main	Other West Texas Area
Oak Hill	West Allen	Grand Parkway	Victoria-Navarro	Locations
Research Blvd	Westmoreland	Heights	Victoria-North	Big Spring
Westlake	Wylie	Highway 6 West	Victoria Salem	Big Spring - East
		Little York		Brownfield
Other Central Texas Area	Fort Worth	Medical Center	Other South Texas Area	Brownwood
Locations	Haltom City	Memorial Drive	Locations	Burkburnett
Bastrop	Hulen	Northside	Alice	Byers
Canyon Lake	Keller	Pasadena	Aransas Pass	Cisco
Dime Box	Museum Place	Pecan Grove	Beeville	Comanche
Dripping Springs	Renaissance Square	Pin Oak	Colony Creek	Early
Elgin	Roanoke	River Oaks	Cuero	Floydada
Flatonia	Stockyards	Sugar Land	Edna	Gorman
Fredericksburg		SW Medical Center	Goliad	Henrietta
Georgetown	Other Dallas/Fort Worth Area	Tanglewood	Gonzales	Levelland
Gruene	Locations	The Plaza	Hallettsville	Littlefield
Horseshoe Bay	Arlington	Uptown	Kingsville	Merkel
Kingsland	Azle	Waugh Drive	Mathis	Plainview
La Grange	Ennis	Westheimer	Padre Island	Slaton
Lexington	Gainesville	West University	Palacios	Snyder
Marble Falls	Glen Rose	Woodcreek	Port Lavaca
New Braunfels	Granbury		Portland	Oklahoma
Pleasanton	Grand Prairie	Katy	Rockport	Central Oklahoma Area
Round Rock	Jacksboro	Cinco Ranch	Sinton	Oklahoma City
San Antonio	Mesquite	Katy-Spring Green	Taft	23rd Street
Schulenburg	Muenster		Yoakum	Expressway
Seguin	Runaway Bay	The Woodlands	Yorktown	I-240
Smithville	Sanger	The Woodlands-College Park		Memorial
Thorndale	Waxahachie	The Woodlands-I-45	West Texas Area
Weimar	Weatherford	The Woodlands-Research Forest	Abilene	Other Central Oklahoma Area
			Antilley Road	Locations
Dallas/Fort Worth Area	East Texas Area	Other Houston Area	Barrow Street	Edmond
Dallas	Athens	Locations	Cypress Street	Norman
14th Street Plano	Blooming Grove	Angleton	Judge Ely
Abrams Centre	Canton	Bay City	Mockingbird	Tulsa Area
Addison	Carthage	Beaumont		Tulsa
Allen	Corsicana	Cleveland	Amarillo	Garnett
Balch Springs	Crockett	East Bernard	Hillside	Harvard
Camp Wisdom	Eustace	El Campo	Soncy	Memorial
Carrollton	Gilmer	Dayton		Sheridan
Cedar Hill	Grapeland	Galveston	Lubbock	S. Harvard
Coppell	Gun Barrel City	Groves	4th Street	Utica Tower
East Plano	Jacksonville	Hempstead	66th Street	Yale
Euless	Kerens	Hitchcock	82nd Street
Frisco	Longview	Liberty	86th Street	Other Tulsa Area Locations
Frisco Warren	Mount Vernon	Magnolia	98th Street	Owasso
Frisco-West	Palestine	Magnolia Parkway	Avenue Q

- - -

Prosperity Bancshares, Inc.®

Financial Highlights (Unaudited)

(In thousands)

	Mar 31, 2025	Dec 31, 2024	Sep 30, 2024	Jun 30, 2024	Mar 31, 2024
Balance Sheet Data (at period end)
Loans held for sale	$9,764	$10,690	$6,113	$9,951	$6,380
Loans held for investment	20,909,913	21,057,616	21,146,033	21,229,461	20,393,943
Loans held for investment - Warehouse Purchase Program	1,057,893	1,080,903	1,228,706	1,081,403	864,924
Total loans	21,977,570	22,149,209	22,380,852	22,320,815	21,265,247

Investment securities(A)	10,792,731	11,094,424	11,300,756	11,702,139	12,301,138
Federal funds sold	221	292	208	234	250
Allowance for credit losses on loans	(349,101)	(351,805)	(354,397)	(359,852)	(330,219)
Cash and due from banks	1,694,637	1,972,175	2,209,863	1,507,604	1,086,444
Goodwill	3,503,127	3,503,129	3,504,388	3,504,107	3,396,402
Core deposit intangibles, net	62,406	66,047	70,178	74,324	60,757
Other real estate owned	8,012	5,701	5,757	4,960	2,204
Fixed assets, net	373,273	371,238	373,812	377,394	372,333
Other assets	701,799	756,328	623,903	630,569	601,964
Total assets	$38,764,675	$39,566,738	$40,115,320	$39,762,294	$38,756,520

Noninterest-bearing deposits	$9,675,915	$9,798,438	$9,811,361	$9,706,505	$9,526,535
Interest-bearing deposits	18,350,884	18,582,900	18,276,250	18,226,581	17,648,983
Total deposits	28,026,799	28,381,338	28,087,611	27,933,086	27,175,518
Other borrowings	2,700,000	3,200,000	3,900,000	3,900,000	3,900,000
Securities sold under repurchase agreements	216,086	221,913	228,896	233,689	261,671
Allowance for credit losses on off-balance sheet credit exposures	37,646	37,646	37,646	37,646	36,503
Other liabilities	267,083	287,346	499,918	374,429	278,284
Total liabilities	31,247,614	32,128,243	32,754,071	32,478,850	31,651,976
Shareholders' equity(B)	7,517,061	7,438,495	7,361,249	7,283,444	7,104,544
Total liabilities and equity	$38,764,675	$39,566,738	$40,115,320	$39,762,294	$38,756,520

(A) Includes $(1,374), $(2,056), $(1,070), $(2,007) and $(2,954) in unrealized losses on available for sale securities for the quarterly periods ended March 31, 2025, December 31, 2024, September 30, 2024, June 30, 2024 and March 31, 2024, respectively.

(B) Includes $(1,085), $(1,624), $(845), $(1,586) and $(2,333) in after-tax unrealized losses on available for sale securities for the quarterly periods ended March 31, 2025, December 31, 2024, September 30, 2024, June 30, 2024 and March 31, 2024, respectively.

Prosperity Bancshares, Inc.®

Financial Highlights (Unaudited)

(In thousands)

	Three Months Ended
	Mar 31, 2025	Dec 31, 2024	Sep 30, 2024	Jun 30, 2024	Mar 31, 2024
Income Statement Data
Interest income:
Loans	$319,023	$333,055	$337,451	$336,428	$306,228
Securities(C)	57,886	58,260	59,617	62,428	66,421
Federal funds sold and other earning assets	15,896	19,630	20,835	14,095	9,265
Total interest income	392,805	410,945	417,903	412,951	381,914

Interest expense:
Deposits	95,597	102,050	107,758	106,124	92,692
Other borrowings	30,492	39,620	46,792	46,282	48,946
Securities sold under repurchase agreements	1,334	1,501	1,662	1,759	2,032
Total interest expense	127,423	143,171	156,212	154,165	143,670
Net interest income	265,382	267,774	261,691	258,786	238,244
Provision for credit losses	—	—	—	9,066	—
Net interest income after provision for credit losses	265,382	267,774	261,691	249,720	238,244

Noninterest income:
Nonsufficient funds (NSF) fees	9,147	9,960	9,016	8,153	8,288
Credit card, debit card and ATM card income	8,739	9,443	9,620	9,384	8,861
Service charges on deposit accounts	7,408	6,992	6,664	6,436	6,406
Trust income	3,601	3,514	3,479	3,601	4,156
Mortgage income	1,009	779	962	745	610
Brokerage income	1,262	1,063	1,258	1,186	1,235
Bank owned life insurance income	2,115	2,020	2,028	1,885	2,047
Net (loss) gain on sale or write-down of assets	(235)	584	3,178	(903)	(35)
Net gain on sale or write-up of securities	—	—	224	10,723	298
Other noninterest income	8,255	5,482	4,670	4,793	7,004
Total noninterest income	41,301	39,837	41,099	46,003	38,870

Noninterest expense:
Salaries and benefits	89,476	88,631	88,367	89,584	85,771
Net occupancy and equipment	9,146	8,957	9,291	8,915	8,623
Credit and debit card, data processing and software amortization	11,422	12,342	11,985	11,998	10,975
Regulatory assessments and FDIC insurance	5,789	5,789	5,726	10,317	5,538
Core deposit intangibles amortization	3,641	4,131	4,146	4,156	3,237
Depreciation	4,774	4,791	4,741	4,836	4,686
Communications	3,473	3,450	3,360	3,485	3,402
Other real estate expense	140	255	12	69	187
Net (gain) loss on sale or write-down of other real estate	(30)	(610)	(97)	31	(138)
Merger related expenses	—	—	63	4,381	—
Other noninterest expense	12,470	13,809	12,744	15,070	13,567
Total noninterest expense	140,301	141,545	140,338	152,842	135,848
Income before income taxes	166,382	166,066	162,452	142,881	141,266
Provision for income taxes	36,157	35,990	35,170	31,279	30,840
Net income available to common shareholders	$130,225	$130,076	$127,282	$111,602	$110,426

(C) Interest income on securities was reduced by net premium amortization of $5,027, $5,609, $5,574, $5,831 and $5,822 for the three months ended March 31, 2025, December 31, 2024, September 30, 2024, June 30, 2024 and March 31, 2024, respectively.

Prosperity Bancshares, Inc. ®

Financial Highlights (Unaudited)

(Dollars and share amounts in thousands, except per share data and market prices)

	Three Months Ended
	Mar 31, 2025	Dec 31, 2024	Sep 30, 2024	Jun 30, 2024	Mar 31, 2024

Profitability
Net income (D) (E)	$130,225	$130,076	$127,282	$111,602	$110,426

Basic earnings per share	$1.37	$1.37	$1.34	$1.17	$1.18
Diluted earnings per share	$1.37	$1.37	$1.34	$1.17	$1.18

Return on average assets (F) (J)	1.34%	1.31%	1.28%	1.12%	1.13%
Return on average common equity (F) (J)	6.94%	7.00%	6.93%	6.10%	6.20%
Return on average tangible common equity (F) (G) (J)	13.23%	13.50%	13.50%	11.81%	12.06%
Tax equivalent net interest margin (D) (E) (H)	3.14%	3.05%	2.95%	2.94%	2.79%
Efficiency ratio (G) (I) (K)	45.71%	46.10%	46.87%	51.82%	49.07%

Liquidity and Capital Ratios
Equity to assets	19.39%	18.80%	18.35%	18.32%	18.33%
Common equity tier 1 capital	16.97%	16.42%	15.84%	15.42%	15.75%
Tier 1 risk-based capital	16.97%	16.42%	15.84%	15.42%	15.75%
Total risk-based capital	18.22%	17.67%	17.09%	16.67%	17.00%
Tier 1 leverage capital	11.20%	10.82%	10.52%	10.29%	10.37%
Period end tangible equity to period end tangible assets (G)	11.23%	10.75%	10.36%	10.24%	10.33%

Other Data
Weighted-average shares used in computing earnings per common share
Basic	95,266	95,264	95,261	95,765	93,706
Diluted	95,266	95,264	95,261	95,765	93,706
Period end shares outstanding	95,258	95,275	95,261	95,262	93,525
Cash dividends paid per common share	$0.58	$0.58	$0.56	$0.56	$0.56
Book value per common share	$78.91	$78.07	$77.27	$76.46	$75.96
Tangible book value per common share (G)	$41.48	$40.61	$39.75	$38.89	$39.00

Common Stock Market Price
High	$82.75	$86.76	$74.87	$66.18	$68.88
Low	$68.96	$68.94	$58.66	$57.16	$60.08
Period end closing price	$71.37	$75.35	$72.07	$61.14	$65.78
Employees – FTE (excluding overtime)	3,898	3,916	3,896	3,902	3,901
Number of banking centers	284	283	287	288	283

(D) Includes purchase accounting adjustments for the periods presented as follows:

	Three Months Ended
	Mar 31, 2025	Dec 31, 2024	Sep 30, 2024	Jun 30, 2024	Mar 31, 2024
Loan discount accretion
Non-PCD	$2,615	$2,761	$3,616	$4,797	$1,312
PCD	$677	$850	$1,212	$2,394	$548
Securities net accretion	$705	$528	$555	$564	$561
Time deposits amortization	$(9)	$(21)	$(40)	$4	$(97)

(E) Using effective tax rate of 21.7%, 21.7%, 21.6%, 21.9% and 21.8% for the three months ended March 31, 2025, December 31, 2024, September 30, 2024, June 30, 2024 and March 31, 2024, respectively.

(F) Interim periods annualized.

(G) Refer to the “Notes to Selected Financial Data” at the end of this Earnings Release for a reconciliation of this non-GAAP financial measure to the nearest GAAP financial measure.

(H) Net interest margin for all periods presented is based on average balances on an actual 365-day or 366-day basis.

(I) Calculated by dividing total noninterest expense, excluding credit loss provisions, by net interest income plus noninterest income, excluding net gains and losses on the sale, write-down or write-up of assets and securities. Additionally, taxes are not part of this calculation.

(J) For calculations of the annualized returns on average assets, average common equity and average tangible common equity excluding merger related provision for credit losses, net of tax, merger related expenses, net of tax, FDIC special assessment, net of tax, and net gain on sale or write-up of securities, net of tax refer to the “Notes to Selected Financial Data” at the end of this Earnings Release for a reconciliation of this non-GAAP financial measure to the nearest GAAP financial measure.

(K) For calculations of the efficiency ratio excluding merger related expenses and FDIC special assessment refer to the “Notes to Selected Financial Data” at the end of this Earnings Release for a reconciliation of these non-GAAP financial measures to the nearest respective GAAP financial measures.

Prosperity Bancshares, Inc.®

Financial Highlights (Unaudited)

(Dollars in thousands)

YIELD ANALYSIS	Three Months Ended
	Mar 31, 2025				Dec 31, 2024				Mar 31, 2024
	Average Balance	Interest Earned/ Interest Paid	Average Yield/ Rate	(L)	Average Balance	Interest Earned/ Interest Paid	Average Yield/ Rate	(L)	Average Balance	Interest Earned/ Interest Paid	Average Yield/ Rate	(L)
Interest-earning assets:
Loans held for sale	$7,570	$127	6.80%		$8,571	$144	6.68%		$5,467	$92	6.77%
Loans held for investment	20,959,226	305,068	5.90%		21,038,694	313,863	5.93%		20,415,316	292,673	5.77%
Loans held for investment - Warehouse Purchase Program	876,086	13,828	6.40%		1,137,113	19,048	6.66%		720,650	13,463	7.51%
Total loans	21,842,882	319,023	5.92%		22,184,378	333,055	5.97%		21,141,433	306,228	5.83%
Investment securities	11,017,400	57,886	2.13%	(M)	11,265,535	58,260	2.06%	(M)	12,693,268	66,421	2.10%	(M)
Federal funds sold and other earning assets	1,443,220	15,896	4.47%		1,628,050	19,630	4.80%		672,840	9,265	5.54%
Total interest-earning assets	34,303,502	392,805	4.64%		35,077,963	410,945	4.66%		34,507,541	381,914	4.45%
Allowance for credit losses on loans	(350,715)				(353,560)				(331,708)
Noninterest-earning assets	5,004,291				4,902,996				4,759,697
Total assets	$38,957,078				$39,627,399				$38,935,530

Interest-bearing liabilities:
Interest-bearing demand deposits	$5,224,796	$9,019	0.70%		$4,845,174	$8,535	0.70%		$5,143,585	$8,423	0.66%
Savings and money market deposits	9,007,286	45,645	2.06%		8,915,410	47,089	2.10%		8,889,077	47,152	2.13%
Certificates and other time deposits	4,426,521	40,933	3.75%		4,552,445	46,426	4.06%		3,683,815	37,117	4.05%
Other borrowings	2,776,667	30,492	4.45%		3,332,609	39,620	4.73%		4,083,132	48,946	4.82%
Securities sold under repurchase agreements	217,945	1,334	2.48%		231,240	1,501	2.58%		296,437	2,032	2.76%
Total interest-bearing liabilities	21,653,215	127,423	2.39%	(N)	21,876,878	143,171	2.60%	(N)	22,096,046	143,670	2.62%	(N)

Noninterest-bearing liabilities:
Noninterest-bearing demand deposits	9,504,540				9,829,912				9,443,249
Allowance for credit losses on off-balance sheet credit exposures	37,646				37,646				36,503
Other liabilities	255,876				454,298				238,480
Total liabilities	31,451,277				32,198,734				31,814,278
Shareholders' equity	7,505,801				7,428,665				7,121,252
Total liabilities and shareholders' equity	$38,957,078				$39,627,399				$38,935,530

Net interest income and margin		$265,382	3.14%			$267,774	3.04%			$238,244	2.78%
Non-GAAP to GAAP reconciliation:
Tax equivalent adjustment		587				767				808
Net interest income and margin (tax equivalent basis)		$265,969	3.14%			$268,541	3.05%			$239,052	2.79%

(L) Annualized and based on an actual 365-day or 366-day basis.

(M) Yield on securities was impacted by net premium amortization of $5,027, $5,609 and $5,822 for the three months ended March 31, 2025, December 31, 2024 and March 31, 2024, respectively.

(N) Total cost of funds, including noninterest bearing deposits, was 1.66%, 1.80% and 1.83% for the three months ended March 31, 2025, December 31, 2024 and March 31, 2024, respectively.

Prosperity Bancshares, Inc.®

Financial Highlights (Unaudited)

(Dollars in thousands)

	Three Months Ended
	Mar 31, 2025	Dec 31, 2024	Sep 30, 2024	Jun 30, 2024	Mar 31, 2024
YIELD TREND (O)

Interest-Earning Assets:
Loans held for sale	6.80%	6.68%	6.89%	7.10%	6.77%
Loans held for investment	5.90%	5.93%	5.97%	6.02%	5.77%
Loans held for investment - Warehouse Purchase Program	6.40%	6.66%	7.27%	7.42%	7.51%
Total loans	5.92%	5.97%	6.04%	6.08%	5.83%
Investment securities (P)	2.13%	2.06%	2.04%	2.06%	2.10%
Federal funds sold and other earning assets	4.47%	4.80%	5.41%	5.52%	5.54%
Total interest-earning assets	4.64%	4.66%	4.70%	4.68%	4.45%

Interest-Bearing Liabilities:
Interest-bearing demand deposits	0.70%	0.70%	0.77%	0.76%	0.66%
Savings and money market deposits	2.06%	2.10%	2.23%	2.22%	2.13%
Certificates and other time deposits	3.75%	4.06%	4.24%	4.27%	4.05%
Other borrowings	4.45%	4.73%	4.77%	4.77%	4.82%
Securities sold under repurchase agreements	2.48%	2.58%	2.72%	2.74%	2.76%
Total interest-bearing liabilities	2.39%	2.60%	2.78%	2.76%	2.62%

Net Interest Margin	3.14%	3.04%	2.94%	2.94%	2.78%
Net Interest Margin (tax equivalent)	3.14%	3.05%	2.95%	2.94%	2.79%

(O) Annualized and based on average balances on an actual 365-day or 366-day basis.

(P) Yield on securities was impacted by net premium amortization of $5,027, $5,609, $5,574, $5,831 and $5,822 for the three months ended March 31, 2025, December 31, 2024, September 30, 2024, June 30, 2024 and March 31, 2024, respectively.

Prosperity Bancshares, Inc.®

Financial Highlights (Unaudited)

(Dollars in thousands)

	Three Months Ended
	Mar 31, 2025	Dec 31, 2024	Sep 30, 2024	Jun 30, 2024	Mar 31, 2024
Balance Sheet Averages
Loans held for sale	$7,570	$8,571	$7,913	$8,446	$5,467
Loans held for investment	20,959,226	21,038,694	21,107,139	21,328,824	20,415,316
Loans held for investment - Warehouse Purchase Program	876,086	1,137,113	1,114,681	917,026	720,650
Total loans	21,842,882	22,184,378	22,229,733	22,254,296	21,141,433

Investment securities	11,017,400	11,265,535	11,612,193	12,179,074	12,693,268
Federal funds sold and other earning assets	1,443,220	1,628,050	1,531,788	1,026,251	672,840
Total interest-earning assets	34,303,502	35,077,963	35,373,714	35,459,621	34,507,541
Allowance for credit losses on loans	(350,715)	(353,560)	(358,237)	(332,904)	(331,708)
Cash and due from banks	326,066	317,420	304,911	295,077	315,612
Goodwill	3,503,128	3,505,030	3,504,300	3,482,448	3,396,177
Core deposit intangibles, net	64,293	68,167	72,330	59,979	62,482
Other real estate	7,105	6,778	5,339	3,071	2,319
Fixed assets, net	374,448	373,561	375,626	377,369	372,458
Other assets	729,251	632,040	611,219	604,187	610,649
Total assets	$38,957,078	$39,627,399	$39,889,202	$39,948,848	$38,935,530

Noninterest-bearing deposits	$9,504,540	$9,829,912	$9,680,785	$9,780,211	$9,443,249
Interest-bearing demand deposits	5,224,796	4,845,174	4,774,975	4,839,194	5,143,585
Savings and money market deposits	9,007,286	8,915,410	8,908,315	9,084,051	8,889,077
Certificates and other time deposits	4,426,521	4,552,445	4,564,232	4,400,922	3,683,815
Total deposits	28,163,143	28,142,941	27,928,307	28,104,378	27,159,726
Other borrowings	2,776,667	3,332,609	3,900,000	3,900,000	4,083,132
Securities sold under repurchase agreements	217,945	231,240	242,813	258,637	296,437
Allowance for credit losses on off-balance sheet credit exposures	37,646	37,646	37,646	36,729	36,503
Other liabilities	255,876	454,298	433,171	327,847	238,480
Shareholders' equity	7,505,801	7,428,665	7,347,265	7,321,257	7,121,252
Total liabilities and equity	$38,957,078	$39,627,399	$39,889,202	$39,948,848	$38,935,530

Prosperity Bancshares, Inc.®

Financial Highlights (Unaudited)

(Dollars in thousands)

	Mar 31, 2025		Dec 31, 2024		Sep 30, 2024		Jun 30, 2024		Mar 31, 2024
Period End Balances

Loan Portfolio
Commercial and industrial	$1,915,124	8.7%	$1,962,111	8.8%	$1,970,844	8.8%	$2,023,531	9.1%	$1,932,534	9.1%
Warehouse purchase program	1,057,893	4.8%	1,080,903	4.9%	1,228,706	5.5%	1,081,403	4.8%	864,924	4.1%
Construction, land development and other land loans	2,845,082	13.0%	2,859,281	12.9%	2,814,521	12.6%	2,828,372	12.7%	2,876,588	13.5%
1-4 family residential	7,576,350	34.5%	7,581,450	34.2%	7,557,858	33.8%	7,496,485	33.6%	7,331,251	34.5%
Home equity	896,529	4.1%	906,139	4.1%	919,676	4.1%	930,428	4.2%	950,169	4.5%
Commercial real estate (includes multi-family residential)	5,783,410	26.3%	5,800,985	26.2%	5,869,687	26.2%	5,961,884	26.7%	5,631,460	26.5%
Agriculture (includes farmland)	1,013,960	4.6%	1,033,546	4.7%	1,033,224	4.6%	1,037,361	4.6%	813,092	3.8%
Consumer and other	378,821	1.7%	378,817	1.7%	413,548	1.8%	340,611	1.5%	326,915	1.5%
Energy	510,401	2.3%	545,977	2.5%	572,788	2.6%	620,740	2.8%	538,314	2.5%
Total loans	$21,977,570		$22,149,209		$22,380,852		$22,320,815		$21,265,247

Deposit Types
Noninterest-bearing DDA	$9,675,915	34.5%	$9,798,438	34.5%	$9,811,361	34.9%	$9,706,505	34.7%	$9,526,535	35.1%
Interest-bearing DDA	4,931,769	17.6%	5,182,035	18.3%	4,800,758	17.1%	4,762,730	17.1%	4,867,247	17.9%
Money market	6,339,509	22.6%	6,229,022	21.9%	6,166,792	22.0%	6,180,769	22.1%	6,134,221	22.6%
Savings	2,703,736	9.7%	2,685,496	9.5%	2,707,982	9.6%	2,765,197	9.9%	2,830,117	10.4%
Certificates and other time deposits	4,375,870	15.6%	4,486,347	15.8%	4,600,718	16.4%	4,517,885	16.2%	3,817,398	14.0%
Total deposits	$28,026,799		$28,381,338		$28,087,611		$27,933,086		$27,175,518

Loan to Deposit Ratio	78.4%		78.0%		79.7%		79.9%		78.3%

Prosperity Bancshares, Inc.®

Financial Highlights (Unaudited)

(Dollars in thousands)

Construction Loans

	Mar 31, 2025		Dec 31, 2024		Sep 30, 2024		Jun 30, 2024		Mar 31, 2024

Single family residential construction	$727,417	25.6%	$778,067	27.2%	$836,571	29.7%	$940,381	33.2%	$1,031,163	35.8%
Land development	225,784	7.9%	260,158	9.1%	256,571	9.1%	241,639	8.5%	290,243	10.1%
Raw land	261,918	9.2%	278,892	9.7%	263,411	9.4%	291,112	10.3%	311,265	10.8%
Residential lots	219,115	7.7%	209,850	7.3%	217,920	7.7%	222,343	7.9%	224,901	7.8%
Commercial lots	56,343	2.0%	59,044	2.1%	58,472	2.1%	60,264	2.1%	59,691	2.1%
Commercial construction and other	1,355,587	47.6%	1,274,619	44.6%	1,183,127	42.0%	1,074,361	38.0%	959,687	33.4%
Net unaccreted discount	(1,082)		(1,349)		(1,551)		(1,728)		(362)
Total construction loans	$2,845,082		$2,859,281		$2,814,521		$2,828,372		$2,876,588

Non-Owner Occupied Commercial Real Estate Loans by Metropolitan Statistical Area (MSA) as of March 31, 2025

	Houston	Dallas	Austin	OK City	Tulsa	Other (Q)	Total
Collateral Type
Shopping center/retail	$346,908	$267,598	$59,782	$15,378	$13,316	$329,976	$1,032,958
Commercial and industrial buildings	133,345	108,865	22,286	34,480	12,650	280,894	592,520
Office buildings	99,324	218,192	124,542	46,002	4,435	88,523	581,018
Medical buildings	83,321	17,176	1,672	42,396	28,386	77,225	250,176
Apartment buildings	92,435	119,450	64,487	10,802	13,696	209,732	510,602
Hotel	109,443	120,154	30,981	11,408	—	185,995	457,981
Other	174,428	53,390	19,365	7,187	6,861	92,077	353,308
Total	$1,039,204	$904,825	$323,115	$167,653	$79,344	$1,264,422	$3,778,563	(R)

Acquired Loans

	Non-PCD Loans			PCD Loans			Total Acquired Loans
	Balance at Acquisition Date	Balance at Dec 31, 2024	Balance at Mar 31, 2025	Balance at Acquisition Date	Balance at Dec 31, 2024	Balance at Mar 31, 2025	Balance at Acquisition Date		Balance at Dec 31, 2024	Balance at Mar 31, 2025
Loan marks:
Acquired banks (S)	$368,247	$14,201	$13,536	$327,842	$5,931	$5,620	$696,089		$20,132	$19,156
Lone Star Bank (T)	20,378	13,644	11,714	4,558	1,459	1,093	24,936		15,103	12,807
Total	388,625	27,845	25,250	332,400	7,390	6,713	721,025		35,235	31,963

Acquired portfolio loan balances:
Acquired banks (S)	13,307,853	1,353,801	1,281,901	1,317,564	389,794	380,484	14,625,417		1,743,595	1,662,385
Lone Star Bank (T)	1,016,128	735,828	645,440	59,109	50,230	47,559	1,075,237		786,058	692,999
Total	14,323,981	2,089,629	1,927,341	1,376,673	440,024	428,043	15,700,654	(U)	2,529,653	2,355,384

Acquired portfolio loan balances less loan marks	$13,935,356	$2,061,784	$1,902,091	$1,044,273	$432,634	$421,330	$14,979,629		$2,494,418	$2,323,421

(Q) Includes other MSA and non-MSA regions.

(R) Represents a portion of total commercial real estate loans of $5.783 billion as of March 31, 2025.

(S) Includes Bank Arlington, American State Bank, Community National Bank, First Federal Bank Texas, Coppermark Bank, First Victoria National Bank, The F&M Bank & Trust Company, Tradition Bank, LegacyTexas Bank and FirstCapital Bank.

(T) The Merger was completed on April 1, 2024 and resulted in the addition of $1.075 billion in loans with related purchase accounting adjustments of $24.9 million at acquisition date, which were subject to subsequent fair value adjustments.

(U) Actual principal balances acquired.

Prosperity Bancshares, Inc.®

Financial Highlights (Unaudited)

(Dollars in thousands)

	Three Months Ended
	Mar 31, 2025	Dec 31, 2024	Sep 30, 2024	Jun 30, 2024	Mar 31, 2024
Asset Quality
Nonaccrual loans	$73,287	$73,647	$83,969	$84,175	$78,475
Accruing loans 90 or more days past due	91	2,189	20	322	3,035
Total nonperforming loans	73,378	75,836	83,989	84,497	81,510
Repossessed assets	29	4	177	113	97
Other real estate	8,012	5,701	5,757	4,960	2,204
Total nonperforming assets	$81,419	$81,541	$89,923	$89,570	$83,811

Nonperforming assets:
Commercial and industrial (includes energy)	$8,966	$10,080	$13,642	$16,340	$10,199
Construction, land development and other land loans	1,952	4,481	4,053	4,895	15,826
1-4 family residential (includes home equity)	42,481	44,824	36,660	33,935	30,206
Commercial real estate (includes multi-family residential)	12,257	18,861	32,803	31,776	23,720
Agriculture (includes farmland)	15,725	3,208	2,686	2,550	3,714
Consumer and other	38	87	79	74	146
Total	$81,419	$81,541	$89,923	$89,570	$83,811
Number of loans/properties	363	368	346	349	319
Allowance for credit losses on loans	$349,101	$351,805	$354,397	$359,852	$330,219

Net charge-offs (recoveries):
Commercial and industrial (includes energy)	$330	$405	$3,309	$2,777	$283
Construction, land development and other land loans	(156)	294	378	109	(2)
1-4 family residential (includes home equity)	1,051	180	409	425	457
Commercial real estate (includes multi-family residential)	178	362	258	(381)	(17)
Agriculture (includes farmland)	—	5	(116)	214	23
Consumer and other	1,301	1,346	1,217	1,224	1,399
Total	$2,704	$2,592	$5,455	$4,368	$2,143

Asset Quality Ratios
Nonperforming assets to average interest-earning assets	0.24%	0.23%	0.25%	0.25%	0.24%
Nonperforming assets to loans and other real estate	0.37%	0.37%	0.40%	0.40%	0.39%
Net charge-offs to average loans (annualized)	0.05%	0.05%	0.10%	0.08%	0.04%
Allowance for credit losses on loans to total loans	1.59%	1.59%	1.58%	1.61%	1.55%
Allowance for credit losses on loans to total loans, excluding Warehouse Purchase Program loans (G)	1.67%	1.67%	1.68%	1.69%	1.62%

Prosperity Bancshares, Inc.®

Notes to Selected Financial Data (Unaudited)

(Dollars and share amounts in thousands, except per share data)

NOTES TO SELECTED FINANCIAL DATA

Prosperity’s management uses certain non-GAAP (generally accepted accounting principles) financial measures to evaluate its performance. Specifically, for internal planning and forecasting purposes, Prosperity reviews each of diluted earnings per share, return on average assets, return on average common equity, and return on average tangible common equity, in each case excluding merger related provision for credit losses, net of tax, merger related expenses, net of tax, FDIC special assessment, net of tax, and net gain on sale or write-up of securities, net of tax; return on average tangible common equity; tangible book value per share; the tangible equity to tangible assets ratio; allowance for credit losses to total loans excluding Warehouse Purchase Program loans; the efficiency ratio, excluding net gains and losses on the sale, write-down or write-up of assets and securities; and the efficiency ratio, excluding net gains and losses on the sale, write-down or write-up of assets and securities, merger related expenses and FDIC special assessment. In addition, due to the application of purchase accounting, Prosperity uses certain non-GAAP financial measures and ratios that exclude the impact of these items to evaluate its allowance for credit losses to total loans (excluding Warehouse Purchase Program loans). Prosperity has included information below relating to these non-GAAP financial measures for the applicable periods presented.

	Three Months Ended
	Mar 31, 2025	Dec 31, 2024	Sep 30, 2024	Jun 30, 2024	Mar 31, 2024

Reconciliation of diluted earnings per share to diluted earnings per share excluding merger related provision for credit losses, net of tax, merger related expenses, net of tax, FDIC special assessment, net of tax, and net gain on sale or write-up of securities, net of tax:

Diluted earnings per share (unadjusted)	$1.37	$1.37	$1.34	$1.17	$1.18

Net income	$130,225	$130,076	$127,282	$111,602	$110,426
Merger related provision for credit losses, net of tax(V)	—	—	—	7,162	—
Merger related expenses, net of tax(V)	—	—	50	3,461	—
FDIC special assessment, net of tax(V)	—	—	—	2,807	—
Net gain on sale or write-up of securities, net of tax(V)	—	—	(177)	(8,472)	(235)
Net income excluding merger related provision for credit losses, net of tax, merger related expenses, net of tax, FDIC special assessment, net of tax, and net gain on sale or write-up of securities, net of tax(V):	$130,225	$130,076	$127,155	$116,560	$110,191

Weighted average diluted shares outstanding	95,266	95,264	95,261	95,765	93,706
Merger related provision for credit losses, net of tax, per diluted common share(V)	$—	$—	$—	$0.07	$—
Merger related expenses, net of tax, per diluted common share(V)	$—	$—	$—	$0.04	$—
FDIC special assessment, net of tax, per diluted common share(V)	$—	$—	$—	$0.03	$—
Net gain on sale or write-up of securities, net of tax, per diluted common share(V)	$—	$—	$—	$(0.09)	$—
Diluted earnings per share excluding merger related provision for credit losses, net of tax, merger related expenses, net of tax, FDIC special assessment, net of tax, and net gain on sale or write-up of securities, net of tax:(V)	$1.37	$1.37	$1.34	$1.22	$1.18

Reconciliation of return on average assets to return on average assets excluding merger related provision for credit losses, net of tax, merger related expenses, net of tax, FDIC special assessment, net of tax, and net gain on sale or write-up of securities, net of tax:

Return on average assets (unadjusted)	1.34%	1.31%	1.28%	1.12%	1.13%

Net income excluding merger related provision for credit losses, net of tax, merger related expenses, net of tax, FDIC special assessment, net of tax, and net gain on sale or write-up of securities, net of tax(V):	$130,225	$130,076	$127,155	$116,560	$110,191
Average total assets	$38,957,078	$39,627,399	$39,889,202	$39,948,848	$38,935,530
Return on average assets excluding merger related provision for credit losses, net of tax, merger related expenses, net of tax, FDIC special assessment, net of tax, and net gain on sale or write-up of securities, net of tax (F) (V)	1.34%	1.31%	1.28%	1.17%	1.13%

(V) Calculated assuming a federal tax rate of 21.0%.

	Three Months Ended
	Mar 31, 2025	Dec 31, 2024	Sep 30, 2024	Jun 30, 2024	Mar 31, 2024

Reconciliation of return on average common equity to return on average common equity excluding merger related provision for credit losses, net of tax, merger related expenses, net of tax, FDIC special assessment, net of tax, and net gain on sale or write-up of securities, net of tax:

Return on average common equity (unadjusted)	6.94%	7.00%	6.93%	6.10%	6.20%

Net income excluding merger related provision for credit losses, net of tax, merger related expenses, net of tax, FDIC special assessment, net of tax, and net gain on sale or write-up of securities, net of tax(V):	$130,225	$130,076	$127,155	$116,560	$110,191
Average shareholders' equity	$7,505,801	$7,428,665	$7,347,265	$7,321,257	$7,121,252
Return on average common equity excluding merger related provision for credit losses, net of tax, merger related expenses, net of tax, FDIC special assessment, net of tax, and net gain on sale or write-up of securities, net of tax (F) (V)	6.94%	7.00%	6.92%	6.37%	6.19%

Reconciliation of return on average common equity to return on average tangible common equity:
Net income	$130,225	$130,076	$127,282	$111,602	$110,426
Average shareholders' equity	$7,505,801	$7,428,665	$7,347,265	$7,321,257	$7,121,252
Less: Average goodwill and other intangible assets	(3,567,421)	(3,573,197)	(3,576,630)	(3,542,427)	(3,458,659)
Average tangible shareholders’ equity	$3,938,380	$3,855,468	$3,770,635	$3,778,830	$3,662,593
Return on average tangible common equity (F)	13.23%	13.50%	13.50%	11.81%	12.06%

Reconciliation of return on average common equity to return on average tangible common equity excluding merger related provision for credit losses, net of tax, merger related expenses, net of tax, and FDIC special assessment, net of tax:

Net income excluding merger related provision for credit losses, net of tax, merger related expenses, net of tax, FDIC special assessment, net of tax, and net gain on sale or write-up of securities, net of tax(V):	$130,225	$130,076	$127,155	$116,560	$110,191
Average shareholders' equity	$7,505,801	$7,428,665	$7,347,265	$7,321,257	$7,121,252
Less: Average goodwill and other intangible assets	(3,567,421)	(3,573,197)	(3,576,630)	(3,542,427)	(3,458,659)
Average tangible shareholders’ equity	$3,938,380	$3,855,468	$3,770,635	$3,778,830	$3,662,593
Return on average tangible common equity excluding merger related provision for credit losses, net of tax, merger related expenses, net of tax, FDIC special assessment, net of tax, and net gain on sale or write-up of securities, net of tax (F) (V)	13.23%	13.50%	13.49%	12.34%	12.03%

Reconciliation of book value per share to tangible book value per share:
Shareholders’ equity	$7,517,061	$7,438,495	$7,361,249	$7,283,444	$7,104,544
Less: Goodwill and other intangible assets	(3,565,533)	(3,569,176)	(3,574,566)	(3,578,431)	(3,457,159)
Tangible shareholders’ equity	$3,951,528	$3,869,319	$3,786,683	$3,705,013	$3,647,385

Period end shares outstanding	95,258	95,275	95,261	95,262	93,525
Tangible book value per share	$41.48	$40.61	$39.75	$38.89	$39.00

Reconciliation of equity to assets ratio to period end tangible equity to period end tangible assets ratio:
Tangible shareholders’ equity	$3,951,528	$3,869,319	$3,786,683	$3,705,013	$3,647,385
Total assets	$38,764,675	$39,566,738	$40,115,320	$39,762,294	$38,756,520
Less: Goodwill and other intangible assets	(3,565,533)	(3,569,176)	(3,574,566)	(3,578,431)	(3,457,159)
Tangible assets	$35,199,142	$35,997,562	$36,540,754	$36,183,863	$35,299,361
Period end tangible equity to period end tangible assets ratio	11.23%	10.75%	10.36%	10.24%	10.33%

	Three Months Ended
	Mar 31, 2025	Dec 31, 2024	Sep 30, 2024	Jun 30, 2024	Mar 31, 2024
Reconciliation of allowance for credit losses to total loans to allowance for credit losses on loans to total loans excluding Warehouse Purchase Program:
Allowance for credit losses on loans	$349,101	$351,805	$354,397	$359,852	$330,219
Total loans	$21,977,570	$22,149,209	$22,380,852	$22,320,815	$21,265,247
Less: Warehouse Purchase Program loans	(1,057,893)	(1,080,903)	(1,228,706)	(1,081,403)	(864,924)
Total loans less Warehouse Purchase Program	$20,919,677	$21,068,306	$21,152,146	$21,239,412	$20,400,323
Allowance for credit losses on loans to total loans excluding Warehouse Purchase Program	1.67%	1.67%	1.68%	1.69%	1.62%

Reconciliation of efficiency ratio to efficiency ratio excluding net gains and losses on the sale, write-down or write-up of assets and securities:
Noninterest expense	$140,301	$141,545	$140,338	$152,842	$135,848

Net interest income	$265,382	$267,774	$261,691	$258,786	$238,244
Noninterest income	41,301	39,837	41,099	46,003	38,870
Less: net (loss) gain on sale or write-down of assets	(235)	584	3,178	(903)	(35)
Less: net gain on sale or write-up of securities	—	—	224	10,723	298
Noninterest income excluding net gains and losses on the sale, write-down or write-up of assets and securities	41,536	39,253	37,697	36,183	38,607
Total income excluding net gains and losses on the sale, write-down or write-up of assets and securities	$306,918	$307,027	$299,388	$294,969	$276,851
Efficiency ratio, excluding net gains and losses on the sale, write-down or write-up of assets and securities	45.71%	46.10%	46.87%	51.82%	49.07%

Reconciliation of efficiency ratio to efficiency ratio, excluding net gains and losses on the sale, write-down or write-up of assets and securities, merger related expenses and FDIC special assessment:

Noninterest expense	$140,301	$141,545	$140,338	$152,842	$135,848
Less: merger related expenses	—	—	63	4,381	—
Less: FDIC special assessment	—	—	—	3,554	—
Noninterest expense excluding merger related expenses and FDIC special assessment	$140,301	$141,545	$140,275	$144,907	$135,848

Net interest income	$265,382	$267,774	$261,691	$258,786	$238,244
Noninterest income	41,301	39,837	41,099	46,003	38,870
Less: net (loss) gain on sale or write down of assets	(235)	584	3,178	(903)	(35)
Less: net gain on sale or write-up of securities	—	—	224	10,723	298
Noninterest income excluding net gains and losses on the sale, write-down or write-up of assets and securities	41,536	39,253	37,697	36,183	38,607
Total income excluding net gains and losses on the sale, write-down or write-up of assets and securities	$306,918	$307,027	$299,388	$294,969	$276,851
Efficiency ratio, excluding net gains and losses on the sale, write-down or write-up of assets and securities, merger related expenses and FDIC special assessment	45.71%	46.10%	46.85%	49.13%	49.07%